UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2018

W. R. GRACE & CO.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)
(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

W. R. GRACE & CO.
FORM 8-K
CURRENT REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2018, W. R. Grace & Co. (the "Company" or "we" or "our") announced that, in accordance with our previously reported leadership succession plans, Fred Festa had retired as Chief Executive Officer of the Company, and Hudson La Force had been elected President and Chief Executive Officer. Mr. Festa will continue as non-executive Chairman of the Company's Board of Directors.

Mr. La Force, aged 54, joined the Company in 2008 as Senior Vice President and Chief Financial Officer. In 2016, he was elected President and Chief Operating Officer. In that role, Mr. La Force was responsible for our Catalysts Technologies and Materials Technologies business segments, our technology organization, and our global manufacturing and supply chain operations. Mr. La Force will continue as a Class I Director of the Company, a position that he has held since 2017. Mr. Festa and Mr. La Force have not been appointed to any standing committees of the Board.

In connection with his election as President and Chief Executive Officer, Mr. La Force received an increase in his annual base salary from $650,000 to $850,000, with the new rate effective for the remainder of 2018. In addition, Mr. La Force received an increase in his target award under our Annual Incentive Compensation Plan, from 85% to 100% of base salary, with the new target percentage effective for base salary earned during the remainder of 2018. The Compensation Committee of the Company’s Board of Directors intends to approve a grant for Mr. La Force, commensurate with his new position, under the Company’s Long-Term Incentive Plan at the time it considers awards for other executive officers at its February 2019 meeting.

Mr. Festa will receive an annual retainer for his service as a director under our compensation program for nonemployee directors, and in addition, he will receive an annual cash retainer in the amount of $100,000 for serving as non-executive Chairman, prorated for the remainder of 2018.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Location
99.1	W. R. Grace & Co. press release, dated November 8, 2018 (Leadership Transition).	Filed herewith

Forward-looking statements

This report contains, and our other public communications may contain, forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; succession planning, and markets for securities. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of our research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting our outstanding indebtedness; developments affecting our pension obligations; our legal and environmental proceedings; environmental compliance costs; the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods, and force majeure events; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors set forth in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Our reported results should not be considered as an indication of our future performance. Readers are cautioned not to place undue reliance on our projections and forward-looking statements, which speak only as of the dates those projections and statements are made. We undertake no obligation to release publicly any revision to the projections and forward-looking statements contained in this report, or to update them to reflect events or circumstances occurring after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Senior Vice President, General Counsel and Secretary

Date: November 8, 2018